Filed Pursuant to Rule 424(b)(3)

Registration No. 333-272892

PROSPECTUS SUPPLEMENT NO. 14

(to Prospectus dated July 6, 2023)

FOXO Technologies Inc.

Up to 19,312,823 Shares of Class A Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated July 6, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (File No. 333-272892) with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the potential offer and resale from time to time by the selling stockholders named in the Prospectus or their permitted transferees (the “Selling Stockholders”) of up to 19,312,823 shares of Class A common stock (the “Class A Common Stock”), which consists of (i) 7,955,948 shares of Class A Common Stock issued to those Selling Stockholders that tendered warrants to purchase one share of Class A Common Stock per warrant at an exercise price per share of $6.21, subject to adjustment (the “Assumed Warrants”), pursuant to the Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation, commenced on April 27, 2023, by us (the “Exchange Offer”), which Assumed Warrants were originally issued to accredited investors by FOXO Technologies Operating Company (“Legacy FOXO”) in a private placement of convertible debentures and warrants to purchase shares of Class A common stock of Legacy FOXO and assumed by us pursuant to the business combination of our predecessor, Delwinds Insurance Acquisition Corp., and Legacy FOXO consummated on September 15, 2022, (ii) 4,321,875 shares of Class A Common Stock issued to those Selling Stockholders that approved certain amendments to our 15% Senior Promissory Notes pursuant to the Offer to Amend 15% Senior Promissory Notes and Consent Solicitation, commenced on April 27, 2023, by us, and (iii) 7,035,000 shares of Class A Common Stock issued in exchange for a general release to certain Selling Stockholders that previously held 10% Original Issue Discount Convertible Debentures issued in 2022 by Legacy FOXO. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders.

Our Class A Common Stock is currently listed on the NYSE American LLC under the symbol “FOXO.” On November 10, 2023, the closing price of our Class A Common Stock was $0.3564. Our Public Warrants are currently quoted on the OTC Pink Marketplace under the symbol “FOXOW.” On November 10, 2023, the closing price of our Public Warrants was $0.0055.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting standards. As such, we have elected to comply with certain reduced public company reporting requirements for this and future filings.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 11 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 13, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): November 7, 2023

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

As previously disclosed, on November 18, 2022, Smithline Family Trust II, as Assignee of Puritan Partners LLC (“Smithline”), commenced a civil action against FOXO Technologies Inc. (the “Company”) and Jon Sabes, the Company’s former Chief Executive Officer and a former member of the Company’s board of directors, by filing a summons and complaint in the Supreme Court of the State of New York, County of New York, Index 0654430/2022 (the “Action”), asserting claims for breach of contract, unjust enrichment and fraud, alleging that (i) the Company breached its obligations to Smithline pursuant to that certain Securities Purchase Agreement, dated January 25, 2021, between FOXO Technologies Operating Company (f/k/a FOXO Technologies Inc.) (“Legacy FOXO”) and Smithline, an accompanying 12.5% Original Issue Discount Convertible Debenture, due February 23, 2022 (the “Debenture”), and a warrant to purchase shares of FOXO common stock until February 23, 2024 (collectively, including any amendment or other document entered into in connection therewith, the “Financing Documents”), (ii) the Company and Jon Sabes were unjustly enriched as a result of their alleged actions and omissions in connection with the Financing Documents, and (iii) the Company and Jon Sabes made materially false statements or omitted material information in connection with the Financing Documents.

On November 7, 2023, Smithline, on the one hand, and the Company and its subsidiaries, on the other hand, entered into a settlement agreement (the “Settlement Agreement”), pursuant to which the parties agreed to resolve and settle all disputes and potential claims which exist or may exist among them, including without limitation those claims asserted in the Action, as more specifically set forth in, and subject to the terms and conditions of, the Settlement Agreement. Upon the execution of the Settlement Agreement, the parties agreed to jointly dismiss the Action without prejudice.

Pursuant to the Settlement Agreement, the Company agreed to pay Smithline $2,300,000 in cash (the “Cash Settlement Payment”), payable in full no later than the date (the “Settlement Deadline”) that is the 12 month anniversary of the effective date of the Settlement Agreement (such period, the “Settlement Period”). During the Settlement Period, the Company will pay Smithline out of any equity or equity-linked financing (excluding any convertible debt financing until such convertible debt is converted into equity) following the date of the Settlement Agreement (an “Equity Financing”) a minimum of 25% of the gross proceeds of each Equity Financing within two business days of the Company’s receipt of the proceeds from such Equity Financing, and which payment to Smithline would be applied toward the Cash Settlement Payment. Notwithstanding the foregoing, in the event that the Company has received proceeds from the Strata Purchase Agreement (as defined below) prior to the effective date of the Settlement Agreement, Smithline will be entitled to a minimum of 25% of the gross proceeds thereof, payment of which to Smithline would be applied toward the Cash Settlement Payment.

In addition, the Company agreed to use commercially reasonable efforts to pay $300,000 in cash to Smithline by December 31, 2023 toward the Cash Settlement Payment. In the event that the Company has not paid in full the Cash Settlement Payment prior to the Settlement Deadline, Smithline will be entitled to retain all proceeds received pursuant to the Settlement Agreement, the Mutual Release (as defined below) will be returned to their respective parties, and Smithline may pursue any claims against, among others, the Company.

In addition, the parties agreed that prior to Smithline receiving $300,000 in cash from the Company toward the Cash Settlement Payment, the Company may not file any resale registration statements and any amendments or supplements thereto without Smithline’s written consent, except for those that cover the resale of shares of the Company’s Class A common stock, $0.0001 par value (“Common Stock”), currently issued or issuable to Mitchell Silberberg & Knupp LLP, Joseph Gunnar & Co., LLC or under the Strata Purchase Agreement, dated October 13, 2023, by and between the Company and ClearThink Capital Partners, LLC (“ClearThink”), as supplemented by that certain Supplement to Strata Purchase Agreement, dated as of October 13, 2023, by and between the Company and ClearThink (as supplemented, the “Strata Purchase Agreement”).

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In addition, the parties agreed that after Smithline has received $300,000 in cash from the Company, in the event the Company registers for resale shares of Common Stock which are not issued or issuable as of the effective date of the Settlement Agreement, for a selling stockholder other than under the Strata Purchase Agreement, during the Settlement Period, then the Company will be required to issue Smithline shares of Common Stock equal to 4.99% of the then outstanding shares of Common Stock after giving effect to such issuance (such shares, the “Settlement Shares”) at the closing price of the Common Stock immediately prior to their issuance, subject to the authorization of NYSE American if the Common Stock is then traded on such exchange, which Settlement Shares will be included for resale in such registration statement, provided, however, that the amount of Settlement Shares, if any, when aggregated with other Settlement Shares, if any, will be reduced to ensure that such aggregate amount will not exceed 19.9% of the outstanding shares of Common Stock as of the date of issuance (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, and other similar transactions that occur after the date of the Settlement Agreement). Any net proceeds (after taking into account all brokerage, transfer agent, legal and other expenses incurred in connection with the sale of the Settlement Shares, if any) received by Smithline on the sale of the Settlement Shares, if any, will be credited against the Cash Settlement Payment (the “Net Proceeds”).

Pursuant to the Settlement Agreement, the Company agreed to use its best efforts to obtain an amendment to its 15% Senior Promissory Notes (the “PIK Notes”) such that their maturity date and amortization dates are extended to December 31, 2024. Whether such amendment is obtained or not, the Company agreed to not make any payments in cash or stock on such PIK Notes or permit such PIK Notes to convert into stock prior to the satisfaction in full of the Cash Settlement Payment.

Simultaneous with the execution of the Settlement Agreement, Smithline and Puritan Partners LLC and the Company entered into a mutual release (the “Mutual Release”), which will be held in escrow pending notification from counsel for Smithline that 90 calendar days have elapsed since Smithline has received the Cash Settlement Payment in full. The Mutual Release includes the release of, in addition to the Company, Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc. and Mark Peikin, subject to their satisfaction of the conditions of the Mutual Release, including delivery of an executed release to counsel for Smithline releasing the Claiming Parties (as defined in the Mutual Release). Pursuant to the Mutual Release, in the event that the Company files for bankruptcy and the Claiming Parties are not permitted to retain the Cash Settlement Payment or the Net Proceeds received on the sale of Settlement Shares, if any, the Mutual Release will be null and void and void ab initio. Further, in the event that Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin commences a lawsuit or arbitration or otherwise asserts a claim or cause of action against any of the Responding Parties (as defined in the Mutual Release) or any of the Claiming Parties, or takes any action against or otherwise hinders in any manner the Company’s ability to repay the Claiming Parties the Cash Settlement Payment or deliver and register the Settlement Shares, if any, the release of such person or entity will be null and void and void ab initio.

Pursuant the Settlement Agreement, without the prior written consent of Smithline, the Company may not (x) pay KR8 AI Inc., including its affiliates, in cash more than the sum of (A) (i) $100,000 a month for the first 3 months after the effective date of the Settlement Agreement and (ii) more than $50,000 a month for months 4 to 12 after the effective date of the Settlement Agreement and (B) a royalty for 15% of product subscriber revenues received by the Company, or (y) make any payment in cash or stock to Jon Sabes until the Cash Settlement Payment is paid in full.

Pursuant the Settlement Agreement, the parties agreed that Smithline may retain the Common Stock purchase warrant (the “Warrant”) issued to Smithline pursuant to the Agreement and Plan of Merger, dated February 24, 2022, as amended on April 26, 2022, July 6, 2022 and August 12, 2022, by and among the Company (f/k/a Delwinds Insurance Acquisition Corp.), DWIN Merger Sub Inc., DIAC Sponsor LLC, and Legacy FOXO; provided, however, that the Warrant will be automatically cancelled immediately upon Smithline’s receipt of the Cash Settlement Payment in full. Further, if the Company has not paid the Cash Settlement Payment in full prior to the Warrant’s expiration on February 23, 2024, the Warrant will automatically be extended for a year until February 23, 2025, subject to cancellation upon Smithline’s receipt of the Cash Settlement Payment. From the effective date of the Settlement Agreement until the Settlement Deadline, Smithline may not exercise any of its rights under the Warrant so long as the Company continues to comply with the Settlement Agreement. In the event the Company or any of its subsidiaries is subject to a Bankruptcy Event (as defined in the Debenture) then immediately prior to the occurrence of such Bankruptcy Event, the Warrant will be converted into an unsecured debt obligation of the Company and its subsidiaries in the amount of $3,500,000 less the cash proceeds paid by the Company to Smithline under the Settlement Agreement or the Net Proceeds received by Smithline on the sale of any Settlement Shares, if any, in satisfaction of the Cash Settlement Payment.

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The foregoing descriptions of the Settlement Agreement and the Mutual Release are intended to be a summary and are qualified in their entirety by reference to such agreements, which have been filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this Current Report on Form 8-K, those factors include, but are not limited to: whether the Company will pay the Cash Settlement Payment to Smithline in full by the Settlement Deadline; whether the Company will pay $300,000 in cash to Smithline toward the Cash Settlement Payment by December 31, 2023; whether the Company will file any resale registration statements or any amendments or supplements thereto, either prior to or after Smithline receives $300,000 in cash; whether the Company will be able to issue Smithline any Settlement Shares if so required by the Settlement Agreement, including whether NYSE American, if the Common Stock is then traded on such exchange, will authorize any such issuance of Settlement Shares; whether the Company will obtain an amendment to its PIK Notes such that their maturity date and amortization dates are extended to December 31, 2024; whether the conditions to the effectiveness of the Mutual Release will be satisfied; whether, in the event the Company files for bankruptcy, the Claiming Parties will be permitted to retain the Cash Settlement Payment or the Net Proceeds received on the sale of Settlement Shares, if any; and whether the Company or any of its subsidiaries will be subject to a Bankruptcy Event. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Settlement Agreement, dated November 7, 2023, by and between Smithline Family Trust II, as Assignee of Puritan Partners LLC, on the one hand, and FOXO Technologies Inc. and its subsidiaries, on the other hand.
10.2	Mutual Release, dated November 7, 2023, by and between Smithline Family Trust II, Puritan Partners LLC, and FOXO Technologies Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: November 13, 2023	By:	/s/ Mark White
		Name:	Mark White
		Title:	Interim Chief Executive Officer

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Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) is entered into as of the 7th day of November, 2023 (the “Effective Date”), by and between plaintiff Smithline Family Trust II, as Assignee of Puritan Partners LLC (“Smithline” or “Plaintiff’), on the one hand, and defendant FOXO Technologies Inc., a Delaware corporation and its subsidiaries (collectively, “FOXO” or the “Company”), on the other hand, with reference to the following Recitals. Smithline and FOXO are each individually referred to herein as a “Party,” and collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, on or about November 18, 2022, Smithline commenced a civil action against FOXO and Jon Sabes (“Sabes”) by filing a summons and complaint (the “Complaint”) in the Supreme Court of the State of New York, County of New York entitled Smithline Family Trust II, as Assignee of Puritan Partners LLC v. FOXO Technologies, Inc. & Jon Sabes, Index No. 654430/2022 (the “Action”), asserting causes of action for breach of contract, unjust enrichment, and fraud, alleging, inter alia, that: (i) FOXO breached its obligations to Smithline pursuant to a Securities Purchase Agreement dated January 25, 2021 between FOXO and Smithline (“SPA”), an accompanying 12.5% Original Issue Discount Convertible Debenture due February 23, 2022 (“Debenture”), and an accompanying Warrant to purchase shares of FOXO common stock until February 23, 2024 (“Warrant”) (collectively, including any amendment or other document entered into in connection therewith, the “Financing Documents”); (ii) FOXO and Sabes were unjustly enriched as a result of their alleged actions and omissions in connection with the Financing Documents; and (iii) FOXO and Sabes made materially false statements or omitted material information in connection with the Financing Documents;

WHEREAS, on or about December 23, 2022, FOXO removed the Action from New York State Supreme Court to the United States District Court for the Southern District of New York, Case No. 1:22-cv-10858-VEC;

WHEREAS, on or about December 30, 2022, FOXO filed an Answer to the Complaint;

WHEREAS, on or about February 1, 2023, following the entry of a stipulation between Smithline and Sabes to extend his deadline to respond, Sabes filed a motion to dismiss the Complaint pursuant to Fed. R. Civ. P. 12(b)(2) and 12(b)(6);

WHEREAS, on or about February 22, 2023, Plaintiff filed an Amended Complaint;

WHEREAS, on or about February 27, 2023, the Court issued an Order dismissing Sabes’s motion to dismiss the initial Complaint as moot, and directing Sabes to respond to the Amended Complaint by March 15, 2023;

WHEREAS, on or about March 7, 2023, FOXO filed an Answer to the Amended Complaint;

WHEREAS, on or about March 15, 2023, Sabes filed a motion to dismiss the Amended Complaint pursuant to Rules 12(b)(1), 12(b)(2), and 12(b)(6); and

WHEREAS, the Parties desire to resolve and settle all disputes and potential claims which exist or may exist among them, including without limitation those claims asserted in the Action;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties do hereby agree as follows:

1. Cash Settlement Payment. FOXO agrees to pay Smithline, and Smithline agrees to accept, Two Million Three Hundred Thousand U.S. Dollars ($2,300,000) in cash (the “Cash Settlement Payment”), payable in full no later than the date (the “Settlement Deadline”) that is the twelve (12) month anniversary of the Effective Date (such period, the “Settlement Period”). During the period from the Effective Date through the Settlement Deadline, FOXO agrees to pay Smithline out of any equity or equity-linked financing (excluding any convertible debt financing until such convertible debt is converted into equity) following the date hereof (an “Equity Financing”) a minimum of twenty five percent (25%) of the gross proceeds of each Equity Financing within two (2) Business Days of the Company’s receipt of the proceeds from such Equity Financing, and which payment to Smithline would be applied toward the Cash Settlement Payment. Notwithstanding the foregoing, in the event that FOXO has received proceeds from its Strata Purchase Agreement with ClearThink Capital Partners, LLC prior to the Effective Date, Smithline shall be entitled to a minimum of 25% of the gross proceeds thereof, payment of which to Smithline would be applied toward the Cash Settlement Payment. The Company will use commercially reasonable efforts to pay $300,000 in cash to Smithline by December 31, 2023 toward the Cash Settlement Payment. In the event that the Company has not paid in full the Cash Settlement Payment prior to the Settlement Deadline, Smithline shall be entitled to retain all proceeds received pursuant hereto, the Mutual Releases addressed in paragraph 8 below will be returned to their respective parties, and Smithline may pursue any claims against, among others, FOXO.

2. Limitation on Registration. Except with respect to registration statements and any amendments or supplements thereto, covering the resale of the shares or Common Stock currently issued or issuable to (and subject to a registration statement covering the resale of such shares of Common Stock) Mitchell Silberberg & Knupp LLP, Joseph Gunnar & Co., LLC or under the Strata Purchase Agreement, which agreement may be amended or superseded with a substantially similar agreement (such agreement, the “Strata Purchase Agreement”), with ClearThink Capital Partners, LLC, no other registration statements covering other shares of Common Stock shall be filed without Smithline’s written consent prior to Smithline receiving $300,000 in cash from the Company toward the Cash Settlement Payment.. After Smithline has received $300,000 in cash, in the event the Company registers shares of Common Stock, which are not issued or issuable as of the Effective Date, for resale for a selling stockholder other than under its Strata Purchase Agreement with ClearThink Capital Partners, LLC, during the Settlement Period, then the Company shall issue Smithline shares of Common Stock equal to 4.99% of the then outstanding shares of Common Stock giving effect to such issuance (such shares, the “Settlement Shares”), which shares shall be granted at the closing price of the Common Stock immediately prior to their issuance (the “Share Price”), subject to the authorization of NYSE American if the stock is then traded on such exchange, which shall be included for resale in such registration statement, provided, however, that the amount of Settlement Shares, if any, when aggregated with other Settlement Shares, if any, shall be reduced to ensure that such aggregate amount shall not exceed 19.9% of the outstanding shares of Common Stock as of the date of issuance (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, and other similar transactions that occur after the date of this Settlement Agreement). The net proceeds (after taking into account all brokerage, transfer agent, legal and other expenses incurred in connection with the sale of the Settlement Shares, if any) received by Smithline on the sale of the Settlement Shares, if any, (the “Net Proceeds”) shall be credited against the Cash Settlement Payment.

3. Selling Securityholder Questionnaire. Smithline agrees to furnish to the Company a completed questionnaire in the form annexed hereto as Exhibit A (a “Selling Securityholder Questionnaire”) within one (1) Business Day following the date of any issuance of Settlement Shares, if any. Smithline further agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the prospectus included therein or any supplement to the prospectus, for offers and resales of the Settlement Shares, if any, at any time unless Smithline has returned to the Company a completed and signed Selling Securityholder Questionnaire. Smithline acknowledges and agrees that the information in any Selling Securityholder Questionnaire will be used and relied upon by the Company in the preparation of the Registration Statements and hereby consents to the inclusion of such information in the Registration Statement.

4. The Company shall use its best efforts to obtain an amendment to its 15% Senior Promissory Notes (the “PIK Notes”) such that their maturity date and amortization dates shall be extended to December 31, 2024. Whether such amendment is obtained or not, the Company agrees that it will not make any payments in cash or stock on such PIK Notes or permit such PIK Notes to convert into stock prior to the satisfaction in full of the Cash Settlement Payment.

5. Representations and Warranties of Smithline. Smithline hereby represents and warrants as of the Effective Date, and as of each date on which it receives Settlement Shares, if any, to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)	Organization; Authority. Smithline is an entity duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Settlement Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Settlement Agreement and performance by Smithline of the transactions contemplated by this Settlement Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Smithline. This Settlement Agreement has been duly executed by Smithline, and when delivered by Smithline in accordance with the terms hereof, will constitute the valid and legally binding obligation of Smithline, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)	Own Account. Smithline understands that the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement are and will be “restricted securities” until registered or permitted to be sold under an applicable exemption under the Securities Act and have not been registered under the Securities Act or any applicable state securities law, except as set forth in Paragraph 3 herein, and is acquiring the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement as principal for its own account and not with a view to or for distributing or reselling such Settlement Shares, if any, or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Settlement Shares, if any, in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Settlement Shares, if any, in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Smithline’s right to sell the Settlement Shares, if any, pursuant to a registration statement covering the resale of such security or otherwise in compliance with applicable federal and state securities laws).

(c)	Accredited Investor Status. As of the Effective Date, Smithline is, and on each date on which it receives Settlement Shares, if any, it will be, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d)	Experience. Smithline, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement, and has so evaluated the merits and risks of entering into this Settlement Agreement. Smithline is able to bear the economic risk of the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement and, at the present time, is able to afford a complete loss on such Settlement Shares, if any.

(e)	General Solicitation. Smithline is not, to Smithline’s knowledge, acquiring the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement as a result of any advertisement, article, notice or other communication regarding the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Smithline, any other general solicitation or general advertisement.

(f)	Access to Information. Smithline acknowledges that it has had the opportunity to review this Settlement Agreement (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement and the merits and risks of investing in the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement; (ii) access to public information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its entering into this Settlement Agreement; and (iii) the opportunity to obtain such additional public information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision with respect to the entering into of this Settlement Agreement.

6. Representations and Warranties of the Company.

(a)	The Company represents and warrants to Smithline as of the Effective Date and as of each date on which Smithline receives Settlement Shares, if any, as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

i.	The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any subsidiary is in violation of nor default under any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

ii.	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Settlement Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Settlement Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection herewith, except as may be required by NYSE American. This Settlement Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

iii.	The execution, delivery and performance by the Company of this Settlement Agreement, the issuance and sale of the Settlement Shares, if any and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected, other than the rules of NYSE American.

iv.	The Settlement Shares, if any, are duly authorized and, when issued and paid for in accordance herewith, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed.

v.	The Company acknowledges that it has not given Smithline material non-public information relating to the Company as of the Effective Date.

7. Upon the execution of this Settlement Agreement, the Parties agree to jointly dismiss the Action without prejudice.

8. Simultaneous with the execution of this Settlement Agreement, the Parties shall execute in counterparts a mutual release in the form annexed hereto as Exhibit B (the “Mutual Releases”). Counsel for the Parties shall exchange executed Mutual Releases and shall hold them in escrow pending notification from counsel for Smithline that ninety (90) calendar days have elapsed since Smithline has received the Cash Settlement Payment in full, which notification shall be provided within five (5) days of the expiration of the ninety (90) day period. Upon such notification, counsel for the Parties are authorized to release the executed Mutual Releases to their respective clients. Notwithstanding the foregoing, in no event shall any of Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin receive a release from the Claiming Parties (as defined in Exhibit B) unless each such party shall have satisfied the terms of such Mutual Release applicable to each of them and delivered an executed release to Counsel for Smithline releasing Claiming Parties substantially in the form set forth paragraph 2 of the Mutual Release.

9. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, N.Y. time) on a Business Day, (b) the next Business Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York, N.Y. time) on any Business Day, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

10. This Settlement Agreement may be executed in counterparts, facsimile and/or PDF copies shall be deemed to be originals, and counterparts together constitute one and the same instrument.

11. The Parties agree to execute such other and further documents as may be reasonably required to effect and complete the purpose of this Settlement Agreement.

12. The execution of this Settlement Agreement shall not constitute, nor is it in any way, an admission by any of the Parties of any liability or wrongdoing of any type, kind or nature.

13. The Parties represent and acknowledge that in executing this Settlement Agreement, they do not rely, and have not relied, upon any representation or statement not set forth in this Settlement Agreement with regard to the subject matter, basis, or effect of this Settlement Agreement or otherwise. All Parties cooperated in the drafting and preparation of this Settlement Agreement with advice of counsel. This Settlement Agreement shall not be construed against any Party on the ground that it was the drafter of this Settlement Agreement or on any other grounds. The Parties affirm that they are competent to execute this Settlement Agreement, that their execution of this Settlement Agreement has not been obtained by duress, and that this Settlement Agreement is the product of reasonable and good faith negotiations. The Parties further acknowledge that they are represented by counsel of their choice, that they have carefully reviewed the provisions of this Settlement Agreement with their counsel and that they understand them and voluntarily accept them as binding.

14. FOXO represents that it has no present intention of filing for bankruptcy. FOXO also agrees that until the Cash Settlement Amount is paid in full it will remain current in its filing requirements under the Securities and Exchange Act of 1934, as amended. Notwithstanding anything to the contrary set forth herein or in any current or future contracts between FOXO and KR8 AI Inc. (including its affiliates, “KR8”), without the prior written consent of Smithline, FOXO shall not pay KR8 in cash more than the sum of (A) (i) $100,000 a month for the first 3 months after the Effective Date and (ii) more than $50,000 a month for months 4 to 12 after the Effective Date and (B) a royalty for 15% of product subscriber revenues received by FOXO. Without the prior written consent of Smithline, FOXO shall not make any payment in cash or stock to Jon Sabes until the Cash Settlement Amount is paid in full.

15. The parties acknowledge that Smithline shall retain the Warrant, as adjusted pursuant to its terms including in the Agreement and Plan of Merger, dated February 24, 2022, as amended on April 26, 2022, July 6, 2022 and August 12, 2022 (the “Agreement and Plan of Merger”), by and among the Company (f/k/a Delwinds Insurance Acquisition Corp.), DWIN Merger Sub Inc., DIAC Sponsor LLC, and FOXO Technologies Operating Company (f/k/a FOXO Technologies Inc.); provided, however, that Smithline agrees that the Warrant shall be automatically cancelled and of no further force and effect immediately upon receipt of the Cash Settlement Payment in full. If the Company has not paid the Cash Settlement Payment in full prior to the Warrant’s expiration on February 23, 2024, the Warrant will automatically be extended for a year until February 23, 2025, subject to cancellation upon Smithline’s receipt of the Cash Settlement Payment. From the Effective Date until the Settlement Deadline, Smithline agrees that it will not be entitled to exercise any of its rights under the Warrant so long as the Company continues to comply with this Settlement Agreement. For the avoidance of doubt, the issuance of Settlement Shares, if any, shall not trigger an anti-dilution adjustment under the Warrant. In the event the Company or any of its subsidiaries is subject to a Bankruptcy Event (as defined in the Debenture) then immediately prior to the occurrence of such Bankruptcy Event, the Warrant shall be converted into an unsecured debt obligation of the Company and its subsidiaries in the amount of $3,500,000 less the cash proceeds paid by FOXO to Smithline hereunder or the Net Proceeds received by Smithline on the sale of any Settlement Shares, if any, in satisfaction of the Cash Settlement Payment.

16. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and any of their respective heirs, administrators, executors, legal or personal representatives, parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, employees, stockholders, attorneys and insurers.

17. The Parties shall each bear their own costs and attorneys’ fees incurred in connection with this Action, including but not limited to the negotiation, review and finalization of this Settlement Agreement.

18. Each individual executing this Settlement Agreement on behalf of any Party expressly represents and warrants that he/she has authority to execute and thereby bind the Party on behalf of which he/she executes this Settlement Agreement to the terms of this Settlement Agreement and agrees to indemnify and hold harmless each other Party against any claim for which such authority did not exist.

19. This Settlement Agreement is the sole, integrated and entire agreement of the Parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements, negotiations, commitments, understandings and discussions between the Parties with respect to the subject matters covered herein. No covenants, representations or undertakings not specifically contained in this Settlement Agreement, whether oral or written, shall be deemed to exist or to bind any of the Parties to this Settlement Agreement. The Parties acknowledge that they are not relying upon any representations or warranties other than those expressly made in this Settlement Agreement.

20. This Settlement Agreement, or any provision thereof, may not be altered, amended, modified or waived except by a writing executed by all of the Parties. The waiver of any one provision of this Settlement Agreement shall not be deemed to be a waiver of any other provision of this Settlement Agreement.

21. It is the express intention of the Parties that this Settlement Agreement and any questions concerning its validity, construction or performance shall be governed by the laws of the State of New York, without regard to any state’s choice of law provisions.

22. Federal and state courts within the State of New York will have exclusive jurisdiction over all disputes between the Parties hereto arising out of or relating to this Settlement Agreement. In connection with any such dispute, each of the Parties consents to and agrees to submit to the jurisdiction and venue of federal and state courts within the State of New York, and waives, and agrees not to assert, any claim that (i) such Party is not personally subject to the jurisdiction or venue of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts, or (iii) any litigation commenced in such courts is brought in an improper venue or inconvenient forum.

23. Any ambiguities or uncertainties in this Settlement Agreement shall be equally and fairly interpreted and construed without reference to the identity or the parties or parties preparing this Settlement Agreement or any document referred to in this Settlement Agreement, on the understanding that the Parties participated equally in the negotiation and preparation of this Settlement Agreement and the documents referred to in this Settlement Agreement, or have had the opportunity to do so.

24. Each party hereto shall be responsible for determining its own tax treatment of the payments made or received hereunder.

[ Remainder of Page Intentionally Left Blank; Signature Page to Follow ]

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement by their signatures below:

SMITHLINE FAMILY TRUST II, as Assignee for Puritan Partners LLC:

By:	/s/ Richard Smithline
Name:	Richard Smithline
Title:	Authorized Signatory
Dated:	11/7/23
Email:	[***]
Address:	[***]

FOXO TECHNOLOGIES INC.:

By:	/s/ Mark White
Name:	Mark White
Title:	Interim CEO
Dated:	11.07.2023
Email:	[***]
Address:	[***]

EXHIBIT A

FOXO Technologies Inc.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of the shares of Class A Common Stock of FOXO Technologies Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the U.S. Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of certain shares of Class A Common Stock (the “Registrable Securities”), in accordance with terms of the Settlement Agreement, dated November 2, 2023, by and between the undersigned, on the one hand, and the Company, a defendant, on the other hand.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name:

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (holder of record) (if not the same as (a) above) through which Registrable Securities are held:

(c)	If you are not a natural person, full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Email:

Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐	No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐	No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐	No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐	No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a)	Please list the type (common stock, warrants, etc.) and amount of all securities of the Company (including any Registrable Securities) beneficially owned[1] by the Selling Securityholder:

5.	Relationships with the Company:

Except as set forth below, neither you nor (if you are a natural person) any member of your immediate family, nor (if you are not a natural person) any of your affiliates2, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

[1]	Beneficially Owned: A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security. In addition, a person is deemed to have “beneficial ownership” of a security of which such person has the right to acquire beneficial ownership at any time within 60 days, including, but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.
It is possible that a security may have more than one “beneficial owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “beneficial owner” of the securities in the trust. The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.
The final determination of the existence of beneficial ownership depends upon the facts of each case. You may, if you believe the facts warrant it, disclaim beneficial ownership of securities that might otherwise be considered “beneficially owned” by you.
[2]	Affiliate: An “affiliate” is a company or person that directly, or indirectly through one or more intermediaries, controls you, or is controlled by you, or is under common control with you.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual)	BENEFICIAL OWNER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)

Title:

PLEASE E-MAIL A COPY OF THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE TO:

Blake Baron

Mitchell Silberberg & Knupp LLP

Email: bjb@msk.com

EXHIBIT B

MUTUAL RELEASE

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT

Smithline Family Trust II and Puritan Partners LLC, and each of their heirs, executors, administrators, trustees, beneficiaries, assignors, assignees, members, predecessors, successors, affiliates, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them (collectively, the “Claiming Parties”); and

FOXO Technologies Inc., and each of its heirs, executors, administrators, predecessors, successors, affiliates, assignors, assignees, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them, but expressly excluding Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin (collectively, the “Responding Parties”), and

In consideration of this Mutual Release, and the promises set forth in the Settlement Agreement annexed hereto and dated November 7, 2023 (the “Settlement Agreement”), and subject to the provisions of that Settlement Agreement, hereby forever release and discharge each other as follows:

1. The Claiming Parties, individually and collectively, hereby release and discharge (a) the Responding Parties and (b) Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin but, in the cases of Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin only if they have each satisfied the conditions hereof and provided an executed release of the Claiming Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Claiming Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Responding Parties, Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) FOXO, (b) the matters that were, or could have been, raised, whether known or unknown, in the action in the U.S. District Court for the Southern District of New York, entitled Smithline Family Trust II, as Assignee of Puritan Partners LLC v. FOXO Technologies, Inc. & Jon Sabes, Case 1:22-cv-10858-VEC, and/or (c) the Financing Documents (which phrase shall have the same meaning herein as in the Settlement Agreement), provided that nothing contained herein shall be deemed to effect a release of any obligation undertaken in the Settlement Agreement annexed hereto. In the event that the Company files for bankruptcy and the Claiming Parties are not permitted to retain the Cash Settlement Payment or the Net Proceeds received on the sale of such Settlement Shares, if any, this release shall be null and void and void ab initio. Further, in the event that Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin commences a lawsuit or arbitration or otherwise asserts a claim or cause of action against any of the Responding Parties or any of the Claiming Parties, or takes any action against or otherwise hinders in any manner the Company’s ability to repay the Claiming Parties the Cash Settlement Payment or deliver and register the Settlement Shares, if any, (including, without limitation, by contacting any of the holders of the PIK Notes without the prior written consent of the Company and the Claiming Parties or otherwise interfering in any manner with the Company’s negotiations with the holders of the PIK Notes), the release set forth in this paragraph shall be null and void and void ab initio to the extent that it applies to the person or entity commencing the lawsuit or arbitration or asserting the claim or cause of action or taking such action and the Claiming Parties shall be entitled to immediately pursue any and all claims it may have against Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin. Notwithstanding anything to the contrary set forth in this paragraph 1, none of Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin shall receive a release from any of the Claiming Parties until such parties have satisfied the conditions above and provided to the Claiming Parties a signed copy of a general release substantially in the form set forth in paragraph 2 below.

2. The Responding Parties, individually and collectively, hereby release and discharge the Claiming Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Responding Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Claiming Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) FOXO, (b) the matters that were, or could have been, raised, whether known or unknown, in the action in the U.S. District Court for the Southern District of New York, entitled Smithline Family Trust II, as Assignee of Puritan Partners LLC v. FOXO Technologies, Inc. & Jon Sabes, Case 1:22-cv-10858-VEC, and/or (c) the Financing Documents (which phrase shall have the same meaning herein as in the Settlement Agreement), provided that nothing contained herein shall be deemed to effect a release of any obligation undertaken in the Settlement Agreement annexed hereto.

3. This Mutual Release may be executed in counterparts. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Settlement Agreement.

Remainder of Page Intentionally Left Blank; Signature Page to Follow

IN WITNESS WHEREOF, the parties have executed this Mutual Release on the dates set forth below.

SMITHLINE FAMILY TRUST II, as Assignee for Puritan Partners LLC:

By:

Printed Name:

Title:
Dated:

PURITAN PARTNERS, LLC

By:

Printed Name:

Title:
Dated:

FOXO TECHNOLOGIES INC.:

By:

Printed Name:

Title:

Dated:

Exhibit 10.2

MUTUAL RELEASE

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT

Smithline Family Trust II and Puritan Partners LLC, and each of their heirs, executors, administrators, trustees, beneficiaries, assignors, assignees, members, predecessors, successors, affiliates, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them (collectively, the “Claiming Parties”); and

FOXO Technologies Inc., and each of its heirs, executors, administrators, predecessors, successors, affiliates, assignors, assignees, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them, but expressly excluding Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin (collectively, the “Responding Parties”), and

In consideration of this Mutual Release, and the promises set forth in the Settlement Agreement annexed hereto and dated November 7, 2023 (the “Settlement Agreement”), and subject to the provisions of that Settlement Agreement, hereby forever release and discharge each other as follows:

1. The Claiming Parties, individually and collectively, hereby release and discharge (a) the Responding Parties and (b) Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin but, in the cases of Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin only if they have each satisfied the conditions hereof and provided an executed release of the Claiming Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Claiming Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Responding Parties, Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) FOXO, (b) the matters that were, or could have been, raised, whether known or unknown, in the action in the U.S. District Court for the Southern District of New York, entitled Smithline Family Trust II, as Assignee of Puritan Partners LLC v. FOXO Technologies, Inc. & Jon Sabes, Case 1:22-cv-10858-VEC, and/or (c) the Financing Documents (which phrase shall have the same meaning herein as in the Settlement Agreement), provided that nothing contained herein shall be deemed to effect a release of any obligation undertaken in the Settlement Agreement annexed hereto. In the event that the Company files for bankruptcy and the Claiming Parties are not permitted to retain the Cash Settlement Payment or the Net Proceeds received on the sale of such Settlement Shares, if any, this release shall be null and void and void ab initio. Further, in the event that Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin commences a lawsuit or arbitration or otherwise asserts a claim or cause of action against any of the Responding Parties or any of the Claiming Parties, or takes any action against or otherwise hinders in any manner the Company’s ability to repay the Claiming Parties the Cash Settlement Payment or deliver and register the Settlement Shares, if any, (including, without limitation, by contacting any of the holders of the PIK Notes without the prior written consent of the Company and the Claiming Parties or otherwise interfering in any manner with the Company’s negotiations with the holders of the PIK Notes), the release set forth in this paragraph shall be null and void and void ab initio to the extent that it applies to the person or entity commencing the lawsuit or arbitration or asserting the claim or cause of action or taking such action and the Claiming Parties shall be entitled to immediately pursue any and all claims it may have against Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin. Notwithstanding anything to the contrary set forth in this paragraph 1, none of Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin shall receive a release from any of the Claiming Parties until such parties have satisfied the conditions above and provided to the Claiming Parties a signed copy of a general release substantially in the form set forth in paragraph 2 below.

2. The Responding Parties, individually and collectively, hereby release and discharge the Claiming Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Responding Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Claiming Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) FOXO, (b) the matters that were, or could have been, raised, whether known or unknown, in the action in the U.S. District Court for the Southern District of New York, entitled Smithline Family Trust II, as Assignee of Puritan Partners LLC v. FOXO Technologies, Inc. & Jon Sabes, Case 1:22-cv-10858-VEC, and/or (c) the Financing Documents (which phrase shall have the same meaning herein as in the Settlement Agreement), provided that nothing contained herein shall be deemed to effect a release of any obligation undertaken in the Settlement Agreement annexed hereto.

3. This Mutual Release may be executed in counterparts. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Settlement Agreement.

Remainder of Page Intentionally Left Blank; Signature Page to Follow

IN WITNESS WHEREOF, the parties have executed this Mutual Release on the dates set forth below.

SMITHLINE FAMILY TRUST II, as Assignee for Puritan Partners LLC:

By:	/s/ Richard Smithline

Printed Name:	Richard Smithline
Title:	Authorized Signatory
Dated:	11/7/23

PURITAN PARTNERS, LLC

By:	/s/ Richard Smithline

Printed Name:	Richard Smithline
Title:	Managing Member
Dated:	11/7/23

FOXO TECHNOLOGIES INC.:

By:	/s/ Mark White

Printed Name:	Mark White
Title:	Interim CEO
Dated:	11.07.2023